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EXHIBIT 99.2

Preview Systems Contact:
Geoff Stedman
Preview Systems
650-943-2336
geoffs@previewsystems.com

Preview Systems Investors Contact:
Erik Knettel
Thomson Financial / Carson
212-701-1963
erik.knettel@tfn.com

PREVIEW SYSTEMS ANNOUNCES SALE OF ELECTRONIC MUSIC DISTRIBUTION
BUSINESS TO MATSUSHITA ELECTRIC

Company Also Reiterates Second Quarter Financial Guidance

MOUNTAIN VIEW, Calif.—July 9, 2001—Preview Systems, Inc. (NASDAQ: PRVW), a commerce platform and services provider for the secure delivery of digital goods over the Internet, announced that it has signed a non-exclusive license agreement with Matsushita Electric (Panasonic) Inc. (MEI) for certain assets related to its Electronic Music Distribution (EMD) business. In consideration of the license agreement, MEI will pay Preview Systems approximately one million dollars in cash. As part of the agreement, MEI will have non-exclusive rights to the source code for all components of Preview's ZipLock EMD system and will assume responsibility for product support and future product enhancements. In addition, Preview Systems will transfer to MEI its active customer contracts for the EMD system, ensuring that these customers receive ongoing support. NTT Communications and Sony LabelGate, two leading providers of electronic music distribution services in Japan are currently using the ZipLock EMD system under contracts with Preview Systems.

The license agreement with MEI for the EMD related assets is part of the continuing process of Preview Systems to prepare for the orderly wind down of its operations, assuming requisite stockholder approval, while finding appropriate parties to purchase its technology and assume responsibility and support for the company's existing customers. As previously announced, Preview Systems has signed a definitive agreement to sell its assets related to its Electronic Software Distribution (ESD) business to Aladdin Knowledge Systems (NASDAQ: ALDN) and the company's board of directors has recommended to its stockholders the approval of the Aladdin transaction as well as the adoption of a plan of liquidation and dissolution. Under the terms of the agreement with Aladdin, Preview Systems retains the right to sell additional non-exclusive licenses to the ZipLock EMD System source code for a period of one year following the closing of the Aladdin transaction. The Aladdin transaction and plan of dissolution, which are more fully described in a definitive proxy statement filed with the Securities and Exchange Commission (SEC), will be presented for stockholder approval at the company's annual stockholders meeting scheduled for Friday, July 13, 2001 at 8:00am PDT at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California 95054.

"As indicated in our prior communications this year to stockholders, we believe that the value of our technology may be better leveraged when combined with that of another company," said Vincent Pluvinage, CEO and President of Preview Systems. "This agreement with Matsushita validates our technology, ensures that our music customers will continue to receive a high level of ongoing support and delivers additional value to our stockholders."

Second Quarter Financial Guidance

Since Preview Systems announced it was reviewing strategic alternatives, including the sale of all or parts of its business, the company has operated its business in a manner consistent with providing ongoing support for its customers while minimizing all other cash expenditures. Consistent with this approach, Preview Systems expects to be able to meet current financial guidance regarding operating expenses and cash balances when it reports its second quarter results on July 19, 2001. Operating expenses for the second quarter are expected to be between $4.5 million and $5.0 million exclusive of any restructuring charges, and any acquisition related costs or stock based compensation charges. In addition, a restructuring charge for the second quarter is expected to be within the previously stated range of $4.5 million and $5.0 million, reflecting costs associated with further reductions in force and the costs of retention and severance packages for remaining employees and executives. Approximately $1.0 million of this charge is non-cash related. Preview Systems currently projects that its cash and marketable securities balance will be between $66 million and $67 million at the end of the second quarter, slightly higher than previously provided guidance of $65 million to $66 million, excluding any proceeds from the transactions with Aladdin or MEI. Provided stockholders approve the proposed plan of dissolution and the Aladdin transaction, the company will provide a proforma liquidation based balance sheet taking into account the proceeds from the Aladdin and MEI transactions, as well as an estimate of the first distribution to stockholders as part of its second quarter earnings announcement. This first distribution is currently expected to be a minimum of $3.25 per share and is anticipated to take place in August 2001 as indicated in the definitive proxy statement filed with the SEC.

About Preview Systems

Preview Systems' digital rights commerce platform enables service providers and content producers to sell digital goods over the Internet legally and securely. Preview Systems also ensures the protection, delivery and management of the rights associated with the usage of digital products. Headquartered in Mountain View, Calif., the company counts as its customers a network of software publishers, record labels, distributors, service providers, resellers and hardware manufacturers. For more information, please visit the Preview Systems Web site at www.previewsystems.com.

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Copyright © 2001 Preview Systems, Inc. Preview Systems and the Preview Systems logo are trademarks or registered trademarks of Preview Systems, Inc.

This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements include our strategies, intentions and statements containing the words "believe," "anticipate," "expect," and similar words. We wish to caution you that these statements are only predictions and that the transactions described in this press release are subject to substantial risk of noncompletion. No assurance can be given that Preview will be successful in obtaining stockholder approval of the plan of liquidation and dissolution or pursuing to conclusion the sale or license of assets to Aladdin, MEI or any other party, or that such transactions and a subsequent winding-down of Preview's operations would actually increase stockholder value. Other important factors include our ability to retain key employees through the transition period between the signing of these agreements and the closing of any sale or license of our assets; our ability to support those customers that we have retained; delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our sale or license of technology assets to third parties in other countries, including Israel and Japan; costs incurred if the sale of our assets is terminated due to a superior proposal or the failure of Preview to obtain stockholder approval for the sale of assets or other material contingencies provided for in the sale of assets; the failure of the sale or license of assets to be consummated; the failure of estimates of net proceeds from the sale or license of assets to be realized by Preview stockholders; amendment, delay in implementation or termination of any plan to wind down Preview; the liability of Preview's stockholders for Preview's liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the risks posed by the large numbers of patents and frequent litigation based on patent and intellectual property infringement which characterizes our industry and which might become more prevalent following our announcement of this transaction; we have in the past been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party intellectual property rights; the transactions we have agreed to, and any winding-down of Preview in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock. We expect to recognize little or no revenue following the sale or license of assets contemplated in this transaction. Further, the stock market has recently experienced record volatility. In general, market prices for Internet-related companies and, in particular, our stock has experienced extreme fluctuations. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our press releases and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2000, including our Form 10-K/A and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release.

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EXHIBIT 99.2
PREVIEW SYSTEMS ANNOUNCES SALE OF ELECTRONIC MUSIC DISTRIBUTION BUSINESS TO MATSUSHITA ELECTRIC Company Also Reiterates Second Quarter Financial Guidance